Exhibit 23.2
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                 Independent Auditors' Consent
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The Board of Directors
POSCO HULS Co., Ltd.:

We consent to incorporation by reference in the registration statement on Form S-8 of MEMC Electronic Materials, Inc. of our report dated January 13, 1994, relating to the balance sheet of POSCO HULS Co., Ltd. as of December 31, 1993 and the related statements of operations, proposed disposition of deficit, and changes in financial position for the year then ended, which report appears in the December 31, 1995, annual report on Form 10-K of MEMC Electronic Materials, Inc.


                              KPMG SAN TONG & CO.


Seoul, Korea
January 2, 1997